As filed with the Securities and Exchange Commission on July 16, 1999

                                 Registration No. 333-___________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                        _________________
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                        _________________

                  AMERICAN WOODMARK CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

          Virginia                                    54-1138147
 (State or other jurisdiction of       (I.R.S. Employer Identification Number)
  incorporation or organization)

                     3102 Shawnee Drive
                   Winchester, Virginia 22601
                         (540) 665-9100
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
                        _________________

                          James J. Gosa
              President and Chief Executive Officer
                  American Woodmark Corporation
                       3102 Shawnee Drive
                   Winchester, Virginia 22601
                         (540) 665-9100
    (Name, address, including zip code, and telephone number,
            including area code of agent for service)
                        _________________

                             Copy to
                   Joseph C. Carter, III, Esq.
               McGuire, Woods, Battle & Boothe LLP
                        One James Center
                      901 East Cary Street
                    Richmond, Virginia 23219


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

      If  delivery  of  the  prospectus is expected  to  be  made
pursuant to Rule 434, please check the following     box.  [  ]

                 CALCULATION OF REGISTRATION FEE
                                    Proposed      Proposed
Title of Each                       Maximum       Maximum
Class of          Amount            Offering      Aggregate       Amount of
Securities        to be             Price Per     Offering        Registration
Registered        Registered (1)    Share (2)     Price           Fee
----------------  --------------    ----------    --------------  -------------
Common Stock, no  47,934            $35.719       $1,712,154.50   $476.00
par value

(1) In the event of a stock split, stock dividend or similar transaction involving the Company's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low sales prices of the common stock as reported by the Nasdaq Stock Market on July 13, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not any offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


           Subject to completion, dated July 16, 1999


PROSPECTUS

                          47,934 SHARES
                  AMERICAN WOODMARK CORPORATION
                          COMMON STOCK
                        _________________


     This prospectus relates to 47,934 shares of American
Woodwork Corporation common stock, no par value, which may be offered from time to time by the Selling Shareholder named herein.

     Our common stock is listed on the Nasdaq Stock Market under the symbol "AMWD." On July 13, 1999, the last reported sale price for the common stock on the Nasdaq Stock Market was $36.00 1 per share.

     Unless the context indicates otherwise, all references to "we," "our" or "the Company" refer to American Woodmark
Corporation.  Our principal executive offices are located at 3102
Shawnee Drive, Winchester, Virginia 22601. Our telephone number is (540) 665-9100.



                        _________________



   See "Risk Factors" beginning on page 5 for a discussion of certain
       risks related to an investment in the common stock.


                        _________________



        The shares have not been approved or disapproved
            by the Securities and Exchange Commission
           or any state securities commission nor have
            these organizations determined that this
               prospectus is accurate or complete.
                    Any representation to the
                     contrary is a criminal
                             offense.





          The date of this Prospectus is July ___, 1999

                  TABLE OF CONTENTS

Where You Can Find More Information                   3
Summary of American Woodmark Corporation's Business   4
Risk Factors                                          5
Use of Proceeds                                       7
Selling Shareholder                                   7
Plan of Distribution                                  8
Description of Capital Stock                          9
Legal Opinion                                        10
Experts                                              10




No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by American Woodmark Corporation, the selling shareholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

               WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference
rooms.   Our SEC filings are also available to the public at the
SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring to those documents.
The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the Selling Shareholder sells all of his shares.

     (a) The Company's Annual Report on Form 10-K filed with the SEC on July 15, 1999 for the Company's fiscal year ended April 30, 1999.
     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 1998, October 31, 1998 and January 31, 1999.
     (c) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on July 15, 1986 pursuant to Section 12 of the Exchange Act.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address and phone number:

                    Secretary
                    American Woodmark Corporation
                    3102 Shawnee Drive
                    Winchester, Virginia 22601
                    (540) 665-9100

     You should rely on information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Selling Shareholder will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

                           SUMMARY OF
            AMERICAN WOODMARK CORPORATION'S BUSINESS

     We manufacture and distribute kitchen cabinets and vanities for the remodeling and new home construction markets. The Company was formed in 1980 by the four principal managers of the Boise Cascade Cabinet Division through a leveraged buyout of that division. The Company was operated privately until 1986 when it became a public company through a common stock offering.

     We currently offer custom cabinetry and framed stock cabinets. Our framed stock cabinets are available in approximately 130 different cabinet lines, ranging in price from relatively inexpensive to medium-priced styles. Styles vary by design and color from natural wood finishes to low-pressure laminate surfaces. Our entire product offering of stock cabinets includes 40 door designs and seven colors. Stock cabinets consist of a common box with standard interior components and an oak, cherry, maple or hickory front frame. Our custom cabinetry is available in approximately 50 door styles with 20 basic colors, 8 glazes and two sheens to choose from, although we offer to match any color. We have approximately 6,000 sku's but will make almost any product a kitchen designer can create.

     We sell our products under the brand names of American
Woodmarkr, Crestwoodr, Timberlaker, Scots Prider, Coventry and
Caser cabinets and Knappr.

     Our products are sold on a national basis through three market channels: independent dealer/distributors, home centers and major builders. We distribute our products to each market channel directly from our four assembly plants and through a logistics network consisting of four service centers located in key areas throughout the United States.

     The primary raw materials we use include oak, maple, cherry and hickory lumber. Additional raw materials include paint, particleboard, manufactured components and hardware. We currently purchase paint from one supplier; however, other sources are available. The Company's other raw materials are purchased from more than one source and are readily available.

     We operate in a highly fragmented industry that is composed of several thousand local, regional and national manufacturers. The Company believes that no other company in the industry has more than a 15% share of the market. We also believe that American Woodmark is one of the five largest manufacturers of kitchen cabinets in the United States.

     Our business has historically been subjected to seasonal influences, with higher sales typically realized in the second and fourth fiscal quarters. General economic forces and changes in our customer mix have reduced seasonal fluctuations in the Company's revenue over the past few years.

     During the last fiscal year, we had two customers, The Home
Depot and Lowe's Companies, Inc., which each accounted for more than 10% of our sales.

     As of June 30, 1999 the Company had 3,259 employees.
Approximately 29% of our employees are represented by labor unions. We believe that our employee relations are good.

     We lease our Corporate Office in Winchester, Virginia. We lease one and own eight manufacturing facilities located primarily in the eastern United States. We are building a manufacturing facility in Gas City, Indiana that is due to be completed in December 1999. We also lease nine office centers located throughout the United States that support the sales and distribution of products to each market channel.

                      RISK FACTORS


        BEFORE YOU INVEST IN THE SHARES OFFERED IN THIS PROSPECTUS, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE ANY OF THE SHARES.

Forward-looking statements

     Some of the information in this prospectus (including documents incorporated by reference) may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, make various assumptions, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus (including documents incorporated by reference). The risk factors noted in this section and other factors noted throughout this prospectus could cause our actual results to differ materially from those contained in any forward-looking statement.

Significant Concentration of Voting Influence Among a Few Parties

     Based upon the latest information available to us, William
F. Brandt, Jr. beneficially owns approximately 27.9% and Mary Jo Stout beneficially owns approximately 10.8% of our outstanding common stock. These parties have acted together in the past under a voting agreement that ended May, 1996. Although no current voting agreement exists, if they acted together, they alone would have the ability to substantially influence the election of persons to the Board of Directors of the Company and the outcome of other matters requiring shareholder approval.

Seasonality

     Our business has historically been subjected to seasonal influences, with higher sales typically realized during the second and fourth fiscal quarters. Over the past few years, general economic forces and changes in our customer mix have reduced seasonal fluctuations in the Company's revenue. However, there can be no assurance that we will be able to continue to reduce such seasonal fluctuations.

Dependence Upon Major Customers

     We have two customers, The Home Depot and Lowe's Companies, Inc., which each accounted for more than 10% of our sales. The loss of sales from these customers due to their loss of market share, bankruptcy or switching to a competitor could have a materially adverse impact on our short-term operating results.


Economic and General Risks of the Business

     The Company's growth and success will depend upon factors that are beyond our control and that cannot clearly be predicted at this time. Such factors include overall industry demand at reduced levels, economic weakness in a specific channel of distribution, especially the home center industry, a sudden and significant rise in basic raw material costs, and the need to respond to price or product initiatives launched by a competitor.

Exposure to Year 2000 Issues


     We recognize a risk from the year 2000 impact on our suppliers and customers. We have communicated with our significant suppliers and large customers and are communicating with others to assess potential year 2000 problems. There can be no guarantee that the systems of our suppliers and customers will be converted by the end of this year. We are developing contingency plans to address critical system interfaces with these third parties in the event that they are unable to resolve their year 2000 compliance issues by the end of this year. Although year 2000 problems with any one customer or supplier should not have a material adverse effect on us, the disruption of a significant number of businesses could materially and adversely affect our operations.

                         USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the common stock offered by the Selling Shareholder (as defined below) pursuant to this prospectus.

                       SELLING SHAREHOLDER

     This prospectus covers offers and sales from time to time by the shareholder named below (the "Selling Shareholder") of certain of the shares owned by such shareholder. Set forth below is (i) the name of the Selling Shareholder and (ii) the number of shares of common stock (the "Shares") held as of the date of this prospectus by the Selling Shareholder, which number is also the number of shares which may be offered by the Selling Shareholder pursuant to this prospectus. The person named below has sole voting and investment power with respect to the Shares indicated. Any or all of the Shares listed below may be offered for sale by the Selling Shareholder from time to time.

                                       NUMBER OF SHARES OF
                                        COMMON STOCK HELD
                                       AND OFFERED PURSUANT
                                        TO THIS PROSPECTUS
                                       --------------------
Michael Knapp..................               47,934



     Because the Company does not know how many Shares will be sold by the Selling Shareholder pursuant to this prospectus, no estimate can be given as to the number of Shares that will be held by the Selling Shareholder upon termination of this offering.

     The Selling Shareholder acquired his Shares in connection with the merger of Knapp Woodworking, Inc. with a subsidiary of the Company.

                      PLAN OF DISTRIBUTION

     The Selling Shareholder has advised the Company that he may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the Nasdaq Stock Market, on which the Shares are traded, or in negotiated transactions, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Sales of Shares may involve (i) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus, (iii) ordinary brokerage transactions and transactions in which a broker solicits purchasers and (iv) privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with the distribution of the Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Company's common stock in the course of hedging the position they assume with the Selling Shareholder. The Selling Shareholder may also sell the Company's common stock short and redeliver the Shares to close out such short positions. The Selling Shareholder may also enter into option or other transactions with broker-dealers which require delivery to such broker-dealer of Shares offered hereby, which Shares such broker-dealer may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholder may also pledge shares to a broker-dealer and, upon a default, such broker-dealer may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold thereunder rather than pursuant to this prospectus.

     Brokers and dealers may receive compensation in the form of concessions or commissions from the Selling Shareholder and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholder and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company has advised the Selling Shareholder that Regulation M under the Exchange Act may apply to sales of Shares and to the activities of the Selling Shareholder or broker-dealers in connection therewith.

                  DESCRIPTION OF CAPITAL STOCK

          The Company's authorized capital stock consists of 20,000,000 shares of common stock, no par value, of which 7,923,166 shares were issued and outstanding as of July 13, 1999, and 2,000,000 shares of preferred stock, par value $1.00 per share, issuable in series, no shares of which were issued and outstanding as of the date of this prospectus.

Common Stock

     Each holder of shares of common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. As a result, the holders of more than 50% of the outstanding shares have the power to elect all directors. The quorum required at a stockholders' meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter is required for stockholder approval, except in the case of certain major corporate actions, such as the merger or liquidation of the Company, an amendment to the Company's articles of incorporation, or the sale of all or substantially all of the Company's assets, with respect to which, under the provisions of the Virginia Stock Corporation Act, approval is required by the affirmative vote of more than two-thirds of all shares entitled to vote on the matter, whether or not represented at the meeting.

     Subject to the rights of any holders of Preferred Stock, the holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, in the event of the liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after the payment of liabilities. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of common stock. All of the shares of common stock outstanding have been legally issued, fully paid and non-assessable.

     The transfer agent for the shares of common stock is American Stock Transfer and Trust Company.

Preferred Stock

     Shares of preferred stock are issuable in one or more series from time to time at the direction of the Board of Directors.
The Board of Directors is authorized, with respect to each series, to fix its designation, relative rights (including voting, dividend, conversion, sinking fund and redemption rights), preferences (including with respect to dividends and on liquidation) and limitations. The Board of Directors, without shareholder approval, can issue shares of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of shares of common stock. This right of issuance could also be used as a method of preventing a party from gaining control of the Company. The Company presently has no plans or arrangements for the issuance of any shares of preferred stock.

Virginia Stock Corporation Act; Anti-takeover Effects

     The Company is subject to the "affiliated transactions" and "control share acquisitions" statutes of the Virginia Stock
Corporation Act, which are summarized below.

     The "affiliated transactions" statute restricts certain transactions ("Affiliated Transactions") between a Virginia corporation having more than 300 shareholders of record and any person (an "Interested Shareholder") who beneficially owns more than 10% of any class of the corporation's voting securities. These restrictions, which are described below, do not apply to an Affiliated Transaction with an Interested Shareholder who has been such continuously since the date the corporation first had 300 shareholders of record or whose acquisition of shares making such person an Interested Shareholder was previously approved by a majority of the corporation's Disinterested Directors. "Disinterested Director" means, with respect to a particular Interested Shareholder, a member of the corporation's board of directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder or (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors. Affiliated Transactions include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%. The "affiliated transactions" statute prohibits a corporation from engaging in an Affiliated Transaction with an Interested Shareholder for a period of three years after the Interested Shareholder became such unless the transaction is approved by the affirmative vote of a majority of the Disinterested Directors and by the affirmative vote of the holders of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder. Following the three-year period, in addition to any other vote required by law or by the corporation's articles of incorporation, an Affiliated Transaction must be approved either by a majority of the Disinterested Directors or by the shareholder vote described in the preceding sentence unless the transaction satisfies the fair-price or certain other provisions of the statute. These fair price provisions require, in general, that the consideration to be received by shareholders in the Affiliated Transaction (a) be in cash or in the form of consideration used by the Interested Shareholder to acquire the largest number of its shares and (b) not be less, on a per share basis, than an amount determined in the manner specified in the statute by reference to the highest price paid by the Interested Shareholder for shares it acquired and the fair market value of the shares on specified dates.

     The "control share acquisitions" statute provides that shares of a Virginia corporation having 300 or more shareholders of record which are acquired in a "Control Share Acquisition" have no voting rights unless such rights are granted by a shareholders' resolution approved by the holders of a majority of the votes entitled to be cast on the election of directors by persons other than the acquiring person or any officer or employee-director of the corporation. A "Control Share Acquisition" is an acquisition of voting shares which, when added to all other voting shares beneficially owned by the acquiring person, would cause such person's voting strength with respect to the election of directors to meet or exceed any of the following thresholds: (i) one-fifth, (ii) one-third or (iii) a majority. An acquiring person is entitled, before or after a Control Share Acquisition, to file a disclosure statement with the corporation and demand a special meeting of shareholders to be called for the purpose of considering whether to grant voting rights for the shares acquired or proposed to be acquired. If authorized in the corporation's articles of incorporation or bylaws before a Control Share Acquisition has occurred, the corporation may, during specified periods, redeem the shares so acquired if no disclosure statement is filed or if the shareholders have failed to grant voting rights to such shares. In the event full voting rights are granted to an acquiring person who then has majority voting power, those shareholders who did not vote in favor of such grant are entitled to dissent and demand payment of the fair value of their shares from the corporation. The control share acquisitions statute does not apply to an actual or proposed Control Share Acquisition if the corporation's articles of incorporation or bylaws are amended, within the time limits specified in the statute, to so provide.

                          LEGAL OPINION

      The validity of the shares of common stock offered hereby will be passed upon for us by McGuire, Woods, Battle & Boothe
LLP.


                             EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule incorporated by reference or included in our Annual Report on Form 10-K for the year ended April 30, 1999, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                          47,934 SHARES

                  AMERICAN WOODMARK CORPORATION

                          COMMON STOCK









                           PROSPECTUS


                         July ____, 1999

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

      The  estimated  expenses  to be  paid  by  the  Company  in connection with this offering are as follows:

   Securities and Exchange Commission registration fees...  $   476.00
   Legal fees and expenses................................  $15,000.00
   Accounting fees and expenses...........................  $ 7,000.00
   Miscellaneous..........................................  $   250.00
                                                            ----------
                                 Total....................  $22,726.00




Item 15.  Indemnification of Directors and Officers.

          Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit, or proceeding by reason of the fact that he or she is, or was, a director, officer, employee, or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful.
Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

     The Company's Articles of Incorporation provide for mandatory indemnification of its directors and officers against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Company itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or a knowing violation of the criminal law.

     The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16.  Exhibits.

      The  following exhibits are filed herewith or  incorporated herein by reference:

Exhibit    Description
No.

4.1     -  Articles of Incorporation as amended effective  August
           12, 1987 (1)

4.2     -  Bylaws (2)

4.3     -  Amendment to Bylaws on June 22, 1994 (3)

4.4     -  Amended and Restated Stockholders' Agreement (2)

4.5     -  Form of Common Stock Certificate (2)

5.1*    -  Opinion of McGuire, Woods, Battle & Boothe LLP  as  to
           the  validity  of  the shares of common   stock  being
           registered

23.1*   -  Consent of Ernst & Young LLP, Independent Auditors

23.2    -  Consent  of  McGuire,  Woods,  Battle  &  Boothe   LLP
           regarding the validity of the shares of common stock being registered (included in Exhibit 5.1)

24.1*   -  Powers of Attorney
------------------------------------------------
*Filed herewith

(1)     -  Incorporated by reference to exhibits filed  with  the
           1988 Form 10-K (SEC File No. 000-14798)

(2)     -  Incorporated by reference to exhibits filed with  Form
           S-1 (SEC File No. 33-6245)

(3)     -  Incorporated by reference to exhibits filed  with  the
           1994 Form 10-K (SEC File No. 000-14798)




Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraph (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Winchester, the Commonwealth of Virginia, on July 15, 1999.


                         /s/ James J. Gosa
                         ------------------
                         James J. Gosa, President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated on July 15, 1999.

Signature                   Title
---------                   -----

/s/ William F. Brandt, Jr.
--------------------------
William  F.  Brandt, Jr.    Chairman of the Board


/s/ James J. Gosa
------------------
James J. Gosa               President and Chief Executive Officer


/s/ Daniel T. Carroll       Director
---------------------
Daniel T. Carroll



/s/ Martha M. Dally         Director
-------------------
Martha M. Dally


/s/ Fred S. Grunewald       Director
---------------------
Fred S. Grunewald


/s/ C. Anthony Wainwright   Director
-------------------------
C. Anthony Wainwright


/s/ Kent B. Guichard        Senior Vice President, Finance and
--------------------        Chief Financial Officer
Kent B. Guichard


/s/ William A. Armstrong    Corporate Controller
----------------------
William A. Armstrong


*By:   /s/ James J. Gosa
       -----------------
       James J. Gosa
       Attorney-in-Fact

                          EXHIBIT INDEX

Exhibit    Description
No.
---        -----------
4.1     -  Articles of Incorporation as amended effective August  12,
           1987(1)

4.2     -  Bylaws (2)

4.3     -  Amendment to Bylaws on June 22, 1994 (3)

4.4     -  Amended and Restated Stockholders' Agreement (2)

4.5     -  Form of Common Stock Certificate (2)

5.1*    -  Opinion of McGuire, Woods, Battle & Boothe LLP as  to  the
           validity of the shares of common stock being registered

23.1*   -  Consent of Ernst & Young LLP, Independent Auditors

23.2    -  Consent  of McGuire, Woods, Battle & Boothe LLP  regarding
           the   validity  of  the  shares  of  common  stock   being
           registered (included in Exhibit 5.1)

24.1*   -  Powers of Attorney
-------------------------------------
*Filed herewith

(1)     -  Incorporated by reference to exhibits filed with the  1988
           Form 10-K (SEC File No. 000-14798)

(2)     -  Incorporated by reference to exhibits filed with Form  S-1
           (SEC File No. 33-6245)

(3)     -  Incorporated by reference to exhibits filed with the  1992
           Form 10-K (SEC File No. 000-14798)


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